EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 26, 2012, in Amendment No. 7 to the Registration Statement (Form S-11 No. 333-172672) and related Prospectus of Provident Mortgage Capital Associates, Inc. for the registration of shares of its common stock.
/s/ Ernst & Young LLP
San Francisco, California
February 17, 2012